Exhibit 99.1

Supplemental Materials July 2019

These Supplemental Materials supplement, and should be reviewed together with, the CEC Entertainment Investor Presentation dated March 2019. References below to this presentation refer to such Investor Presentation as supplemented hereby. Neither Leo Holdings Corp. (“Leo”) nor CEC Entertainment, Inc. (“CEC”, “Chuck E. Cheese’s” or the “Company”) nor any of their respective affiliates makes any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. This presentation has been prepared for informational purposes only and the exclusive use of the party to whom the presentation has been delivered (such party, together with its subsidiaries and affiliates, the “Recipients”). The Recipient should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The Recipient should consult its own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this presentation, the Recipient confirms that it is not relying upon the information contained herein to make any decision. This presentation does not purport to be all-inclusive or to contain all of the information that the Recipient may require. The Recipient acknowledges that Leo and the Company consider this presentation and all information contained herein to include confidential, sensitive and proprietary information that is covered by the confidentiality undertaking of the Recipient. The Recipient acknowledges and agrees that it will use this presentation and all information contained herein in accordance with the confidentiality agreement. Forward-Looking Statements. Certain statements in this presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or Leo’s or the Company’s future financial or operating performance. For example, projections of future Adjusted EBITDA, Gross Profit, Capital Expenditures and Free Cash Flow are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Leo and its management, and CEC and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations, include, but are not limited to, various factors beyond management’s control including competition and general economic conditions for the Company and its management, and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in (i) Leo’s Prospectus dated February 12, 2018 with respect to its initial public offering, and (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Leo nor the Company undertakes any duty to update these forward-looking statements. Following the completion of the Business Combination, the combined company does not intend to publicly issue quarterly guidance. Financial Presentation. All Company financial information included in this presentation is consolidated financial information of Queso Holdings Inc., the direct parent holding company of CEC and the entity that will be party to the transaction with Leo. Queso Holdings Inc. has no material assets other than its ownership of CEC and conducts no operations other than through CEC and its subsidiaries. Non-GAAP Financial Information. In this presentation, Leo and the Company may refer to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Venue-Level Adjusted EBITDA, Adjusted EBITDAR, Adjusted EBITDAR margin, Free Cash Flow and Free Cash Flow Conversion. To the extent Leo and the Company disclose non-GAAP financial measures, please refer to footnotes where presented on each page of this presentation or to the appendix found at the end of this presentation for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). This presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included. Disclaimer 2

Defining CEC’s Peer Groups FV / 2019E EBITDA Full Service Dining(1) Destination Entertainment(2) Pizza-Focused QSR(3) 11.2x 9.0x 8.0x 12.9x 12.1x 7.5x 9.7x 9.2x 14.7x 12.6x 10.4x(4) Food & Beverage: 44% of Venue Sales Entertainment & Merchandise: 56% of Venue Sales Last 4 Quarters Average SSS Performance CEC: 3.4% Full Service Dining(1): 2.6% Pizza-Focused QSR(3): 2.5% 2019E SSS CEC: 4.2% Full Service Dining(1): 2.2% Pizza-Focused QSR(3): 2.5% Gross Margin CEC Entertainment & Merchandise: 92% Destination Entertainment(2): 91% 21.4x 22.0x 14.7x Source: Company Filings, FactSet. Market data as of July 5, 2019. Utilizes medians of calendar year broker estimates. (1)Includes Texas Roadhouse, Cracker Barrel, Darden, BJ’s and Cheesecake Factory. (2)Includes Vail Resorts, Six Flags, Merlin Entertainment, Cedar Fair and SeaWorld. 3 (3)Includes Domino’s, Yum! Brands and Papa John’s. (4)Merlin Entertainment data as of June 27, 2019, prior to announcement of acquisition by Kirkbi Invest and Blackstone.

(35.0%) (30.0%) (25.0%) (20.0%) (15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% Apr-19 May-19 Jun-19 Jul-19 Dave & Buster’s Full Service Dining Destination Entertainment Pizza-Focused QSR S&P 500 Share Price Performance from 4/5/2019 to 5/3/2019 6/5/2019 7/5/2019 Dave & Buster’s 7.8% (7.7%) (25.8%) Full Service Dining 2.5% (9.0%) (6.2%) Destination Entertainment 7.6% 2.0% 5.9% Pizza-Focused QSR 2.8% 7.3% 9.3% S&P 500 1.8% (2.3%) 3.4% 10.0x 11.2x 4/5/2019 7/5/2019 8.3x 6.7x 4/5/2019 7/5/2019 CEC Peers Have Performed Well Since Announcement Source: Company Filings, FactSet. Market data as of July 5, 2019. Utilizes medians of broker estimates. (1) Includes Texas Roadhouse, Cracker Barrel, Darden, BJ’s and Cheesecake Factory. Relative Share Price Performance (April 5, 2019 to July 5, 2019) Relative Valuation Performance (Median FV / 2019E EBITDA, April 5, 2019 to July 5, 2019) (25.8%) (6.2%) +3.4% +5.9% +9.3% (1) (2) (3) (1) (2) (3) Dave & Buster’s Full Service Dining(1) Destination Entertainment(2) Pizza-Focused QSR(3) (1.6x) +1.3x +1.1x +1.7x Dave & Buster’s share price and valuation have been impacted by poor results at the company 9.3x 10.4x 4/5/2019 7/5/2019 19.8x 21.4x 4/5/2019 7/5/2019 4 (2) Includes Vail Resorts, Six Flags, Merlin Entertainment, Cedar Fair and SeaWorld. Merlin Entertainment data as of June 27, 2019, prior to announcement of acquisition by Kirkbi Invest and Blackstone. (3) Includes Domino’s, Yum! Brands and Papa John’s.

8.2% 10.6% 8.7% (1.9%) 4.5% 1.8% 5.5% 17.8% 5.4% (2.2%) 0.9% 4.7% 11.3% 4.3% 8.7% 5.1% 4.3% 9.9% 1.9% 6.1% 3.5% 3.6% 4.4% 5.5% 8.9% 1.5% Highly Attractive Valuation for CEC CY2019 Adj. EBITDA Margin Sales CAGR CY2018- CY2020(3) Restaurants & Entertainment Adj. EBITDA CAGR CY2018- CY2020(3) FV / CY2020 Adj. EBITDA FV / CY2019 Adj. EBITDA Pizza-Focused QSR Source: Company Filings, FactSet. Market data as of July 5, 2019. Utilizes medians of broker estimates. (1) Merlin Entertainment data as of June 27, 2019, prior to announcement of acquisition by Kirkbi Invest and Blackstone. Median of Pizza-Focused QSR Peers(2) Median of Pizza-Focused QSR Peers(2) Median of Pizza-Focused QSR Peers(2) Median of Pizza-Focused QSR Peers(2) Median: 10.4x Median: 9.7x Median: 5.1% Median: 4.7% 20.1% 31.2% 14.1% 37.6% 11.2% 12.7% 28.9% 31.2% 34.9% 9.1% 11.0% 21.0% 18.8% 5 7.5x 14.7x 12.9x 12.6x 12.1x 11.2x 10.4x 9.7x 9.2x 9.0x 8.0x 6.7x 21.4x 6.9x 13.6x 12.1x 11.8x 11.0x 11.1x 9.7x 9.1x 8.9x 8.5x 7.5x 6.3x 19.9x (2) Includes Domino’s, Yum! Brands and Papa John’s. (3) CEC CY2020 shown on 52-week basis. (1) (1) (1) (1)

CHUCK E. CHEESE peter piper pizza